UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
December 1, 2010

CompX International Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13905	57-0981653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 448-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Cost Associated with Exit or Disposal Activities.

On December 1, 2010, the registrant informed employees of its CompX Durislide facility located in Byron Center, Michigan (“CompX Durislide”) and owned by CompX Precision Slides Inc., a wholly owned subsidiary of the registrant, that the precision slide products currently manufactured at that facility would be moved to the registrant’s CompX Waterloo facility (“CompX Waterloo”) in Kitchener, Ontario that is owned by Waterloo Furniture Components Limited, another wholly owned subsidiary of the registrant.  The move will reduce the number of facilities where the registrant produces precision slides from three to two and is expected to enhance the operating efficiency of the registrant’s precision slide production capacity.  The move should be completed by the end of April 2011.  CompX Durislide will continue to operate primarily as a U.S. sales and distribution operation subsequent to the move.

The move will result in the elimination of approximately 100 full time positions at CompX Durislide with an expected severance cost of approximately $250,000 to be expensed primarily during the fourth quarter of 2010 and the first quarter of 2011.  A significant portion of the machinery and equipment will be relocated to CompX Waterloo with an expected moving cost of approximately $700,000 to be incurred and expensed primarily during the first quarter of 2011.  Machinery and equipment with approximately $500,000 in net book value will not be relocated and will be disposed of.  The registrant expects to incur accelerated depreciation over the next four months on the equipment to be disposed of in order to write the equipment down to its disposal value, which value has not yet been determined.  The net book value of CompX Durislide’s land and building is approximately $5.5 million.  While the registrant currently expects to continue to utilize the facility for sales and distribution, the registrant may incur a non-cash asset impairment charge or accelerated depreciation depending upon the registrant’s final determination of the expected length of service of the facility.  The total cash expenditure associated with the relocation of the precision slide production is expected to be approximately $950,000 and will be expensed primarily in the first quarter of 2011.

Statements in this current report relating to matters that are not historical facts are forward-looking statements based upon management’s belief and assumptions using currently available information.  Although the registrant believes the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct.  It is not possible to identify all risks that would cause such expectations to differ materially from those expressed in the statements.  Among the risks that could cause such expectations to differ materially from those expressed in the statements include, but are not limited to, those specific risk factors listed in the registrant’s periodic filings with the U.S. Securities and Exchange Commission.  Should one or more of these risks materialize or if the consequences worsen, or if the underlying assumptions in the expectations prove incorrect, actual results could differ materially from those currently forecasted or expected.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CompX International Inc.
(Registrant)

By: /s/ Darryl R. Halbert
Date: December 6, 2010	Darryl R. Halbert, Vice President, Chief Financial Officer and Controller